EXHIBIT 4.2

                              ARTICLES OF AMENDMENT
                                  TO THE SECOND
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 WORLDCOM, INC.

                                       1.

      The name of the Corporation is WorldCom, Inc.

                                       2.

      Effective the date hereof, Section A of Article Four of the Second Amended and Restated Articles of Incorporation of the Corporation, as amended, is hereby amended by deleting the text thereof and substituting therefor the text of the amendment attached hereto as Exhibit A.

                                       3.

      All other provisions of the Second Amended and Restated Articles of Incorporation, as previously amended, shall remain in full force and effect.

                                       4.

      The provisions of Section A of Article Four of the Second Amended and Restated Articles of Incorporation, as amended, were duly approved by the shareholders of the Corporation in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code on the 7th day of June, 2001.

                                       5.

      The provisions of Section A of Article Four of the Second Amended and Restated Articles of Incorporation, as amended, were duly adopted and authorized by the Board of Directors of the Corporation on October 31, 2000.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed by its duly authorized officer, this 7th day of June, 2001.

                                              WORLDCOM, INC.


                                              By: /s/ Bernard J. Ebbers
                                                   ---------------------
                                                   Name: Bernard J. Ebbers
                                                   Title: President

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                                              EXHIBIT A

            (A) Common Stock. There shall be two series of common stock created, having the number of shares and the voting powers, preferences, designations, rights, qualifications, limitations or restrictions set forth below:

            (i) WorldCom Stock. One series of common stock of the Corporation is hereby created and designated as "WorldCom, Inc.--WorldCom Group Common Stock" ("WorldCom Stock") consisting of 4.85 billion shares.

            (ii) MCI Stock. One series of common stock of the Corporation is hereby created and designated as "WorldCom, Inc.--MCI Group Common Stock" ("MCI Stock") consisting of 150 million shares.

            (iii) Upon the date on which this Section A of Article 4 shall become effective, and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's common stock, par value $0.01 per share, that is issued and outstanding shall be changed into one share of WorldCom Stock and 1/25 (0.04) of a share of MCI Stock.

            (iv) For the purpose of making "lawful and adequate provision" to implement the existing right of the holders of the Company's Series B Convertible Preferred Stock to acquire and receive upon the conversion of the Series B Convertible Preferred Stock such shares of stock issuable with respect to or in exchange for each outstanding share of the Company's "Common Stock" (as such term is defined in Exhibit B to these Second Amended and Restated Articles of Incorporation) as would have been received upon conversion of the Series B Convertible Preferred Stock at the "Conversion Rate" (as such term is defined in Section 5(a) of said Exhibit B) then in effect, all references to a share of "Common Stock" of the Company in Section 5 and Section 7 of Exhibit B shall be deemed, from and after the date on which this Section A of Article 4 shall become effective, to refer to one share of WorldCom Stock and 0.04 of a share of MCI Stock (or such other number and designation of shares as may then be applicable following lawful adjustment pursuant to Section 6 of Exhibit
      B).

            Section 1. Distributions and Share Dividends. Subject to the prior and superior or other rights of the holders of the preferred stock or any other shares of the Corporation and subject to the limitations provided for below in this Section 1, distributions and share dividends may be declared and paid upon either series of common stock, as the board of directors may determine and with the effect provided for in these Second Amended and Restated Articles of Incorporation.

            (A) Distributions on WorldCom Stock. Distributions on WorldCom Stock may be declared and paid only out of the lesser of:

            (i) the funds legally available for that purpose; and

            (ii) the WorldCom Group Available Distribution Amount.


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            (B) Distributions on MCI Stock. Distributions on MCI Stock may be
declared and paid only out of the lesser of:

            (i) the funds legally available for that purpose; and

            (ii) the MCI Group Available Distribution Amount.

            (C) Additional Limitations on Distributions and Share Dividends. The board of directors may declare and pay share dividends of WorldCom Stock and MCI Stock (or distributions of Convertible Securities convertible into or exchangeable or exercisable for shares of WorldCom Stock or MCI Stock) or distributions of assets (including securities) or properties attributed to the WorldCom Group or the MCI Group on shares of common stock only as follows or as permitted by Section 4:

            (i) on shares of WorldCom Stock-share dividends of WorldCom Stock (or distributions of Convertible Securities convertible into or exchangeable or exercisable for shares of WorldCom Stock) or distributions of assets (including securities) or properties attributed to the WorldCom Group;

            (ii) on shares of MCI Stock-share dividends of MCI Stock (or distributions of Convertible Securities convertible into or exchangeable or exercisable for shares of MCI Stock) or distributions of assets (including securities) or properties attributed to the MCI Group.

            (iii) on shares of MCI Stock-share dividends of WorldCom Stock (or distributions of Convertible Securities convertible into or exchangeable or exercisable for shares of WorldCom Stock), but only if (x) the MCI Group is a Holder Group holding an Inter-Group Interest in the WorldCom Group and (y) the sum of:

                  (1) the number of shares of WorldCom Stock to be so issued (or the number of such shares that would be issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued); and

                  (2) the number of shares of WorldCom Stock that are issuable upon conversion, exchange or exercise of any Convertible Securities then outstanding that are attributed as a liability to, or an equity interest in, the MCI Group is less than or equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in the WorldCom Group held by the MCI Group;

            (iv) on shares of WorldCom Stock-share dividends of MCI Stock (or distributions of Convertible Securities convertible into or exchangeable or exercisable for shares of MCI Stock), but only if (x) the WorldCom Group is a Holder Group holding an Inter-Group Interest in the MCI Group and (y) the sum of:

                  (1) the number of shares of MCI Stock to be so issued (or the number of such shares that would be issuable upon conversion, exchange or exercise of any Convertible Securities to be so issued); and


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

               (2) the number of shares of MCI Stock that are issuable upon conversion, exchange or exercise of any Convertible Securities then outstanding that are attributed as a liability to, or an equity interest in, the WorldCom Group is less than or equal to the Number of Shares issuable with Respect to the Inter-Group Interest in the MCI Group held by the WorldCom Group;

            (v) on shares of MCI Stock-distributions of assets (including securities) or properties attributed as an asset to the WorldCom Group, but only if the number or amount of such assets (including securities) or properties to be so paid is less than or equal to the product of:

                  (1) the number or amount of such assets (including securities)
            or properties to be paid concurrently to holders of outstanding WorldCom Stock; and

                  (2) a fraction (which may be greater than one), the numerator of which is equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in the WorldCom Group held by the MCI Group and the denominator of which is equal to the number of outstanding shares of WorldCom Stock, in each case, on the record date for such distribution; and

            (vi) on shares of WorldCom Stock-distributions of assets (including securities) or properties attributed as an asset to the MCI Group, but only if the number or amount of such assets (including securities) or properties to be so paid is less than or equal to the product of:

                  (1) the number or amount of such assets (including securities)
            or properties to be paid concurrently to holders of outstanding MCI Stock; and

                  (2) a fraction (which may be greater than one), the numerator of which is equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in the MCI Group held by the WorldCom Group and the denominator of which is equal to the number of outstanding shares of MCI Stock, in each case, on the record date for such distribution.

            For purposes of this Section l(C), any outstanding Convertible Securities that are convertible into or exchangeable or exercisable for any other Convertible Securities which are themselves convertible into or exchangeable or exercisable for any series of common stock (or other Convertible Securities that are so convertible, exchangeable or exercisable) shall be deemed to have been converted, exchanged or exercised in full for such Convertible Securities.

            (D) Discrimination Between Series of Common Stock. The board of directors, subject to the provisions of this Section 1, may at any time declare and pay distributions and share dividends exclusively on WorldCom Stock or exclusively on MCI Stock, in equal or unequal amounts, notwithstanding the relationship between the Available Distribution Amount with respect to either Group, the amount of distributions and share dividends previously declared or paid on either series, the respective voting or liquidation rights of either series or other factor.


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

            Section 2. Voting Rights.

            (A) General. Except as otherwise provided by law, by the terms of any outstanding preferred stock or by any provision in these Second Amended and Restated Articles of Incorporation allocating the power to vote on a specified matter to other shareholders or in a different manner, the common stock shall together have unlimited voting rights. Both series of common stock shall vote on all matters together as a single voting group, except as otherwise provided by law or by any provision in these Second Amended and Restated Articles of Incorporation.

            (B) Number of Votes for Each Series of Common Stock. On each matter to be voted on by the holders of each series of common stock voting together as a single voting group, the number of votes per share of each series shall be as follows:

            (i) each outstanding share of WorldCom Stock shall have one vote;
      and

            (ii) each outstanding share of MCI Stock shall have a number of votes (including a fraction of one vote) equal to the quotient, rounded to the nearest 1/10,000 (.0001), of (1) the average Market Value of one share of MCI Stock during the 20-Trading Day period ending on the tenth Trading Day prior to the record date for determining the shareholders entitled to vote, divided by (2) the average Market Value of one share of WorldCom Stock during such 20-Trading Day period.

Notwithstanding the foregoing provisions of this Section 2(B), if shares of only one series of common stock are outstanding on the record date for determining the holders of common stock entitled to vote on any matter, then each share of that series shall be entitled to one vote and, if either series of common stock is entitled to vote as a separate voting group with respect to any matter, each share of that series shall, for the purpose of such vote, be entitled to one vote on such matter.

            Section 3. Liquidation Rights.

            (A) General. In the event of any voluntary or involuntary dissolution of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provision for any outstanding preferred stock and any other shares prior and superior to common stock as to payments upon dissolution (regardless of the Group to which such shares are attributed), the holders of WorldCom Stock and MCI Stock shall be entitled to receive the net assets of the Corporation remaining for distribution to holders of the common stock (regardless of the Group to which such assets are then attributed) in an amount determined on a per share basis in proportion to the liquidation units per share of such series.

            For purposes of this Section 3, neither (x) the voluntary sale, lease, exchange or other disposition of all or substantially all of the property or assets of the Corporation; (y) a merger of the Corporation or a share exchange by the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such merger or the acquiring company in such share exchange); nor (z) any transaction or event pursuant to
Section 4 shall be deemed a voluntary or involuntary dissolution of the Corporation.


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

            (B) Liquidation Units for Each Series of Common Stock. The liquidation units per share of each series of common stock shall be as follows:

            (i) each share of WorldCom Stock shall have one liquidation unit;
      and

            (ii) each share of MCI Stock shall have 1/25 of one liquidation unit.

provided that, if the Corporation shall in any manner subdivide (by stock split, reclassification or otherwise) or combine (by reverse stock split, reclassification or otherwise) the outstanding shares of either series of common stock, or declare and pay a share dividend of either series of common stock to holders of such series, the per share liquidation units of the series of common stock, as adjusted from time to time, shall be appropriately adjusted, as determined by the board of directors, so as to avoid any dilution in the aggregate, relative liquidation rights of the shares of either series of common stock.

            Section 4. Special Distributions on, and Conversion or Redemption of, WorldCom Stock and MCI Stock.

            (A) Special Distributions on, and Conversion or Redemption of, WorldCom Stock if a Disposition of All or Substantially All Assets of the WorldCom Group Occurs.

            (i) In the event of the Disposition, in one transaction or a series of related transactions (other than in one or a series of Excluded Transactions), by the Corporation and/or its subsidiaries of all or substantially all of the businesses, assets, properties and liabilities attributed to the WorldCom Group, the Corporation shall, on or prior to the 120th Trading Day after the Disposition Date, as determined by the board of directors in its sole discretion:

                  (1) provided that there are funds legally available for the purpose:

                        (a) subject to compliance with Section 1, pay to the
                  holders of the shares of WorldCom Stock a distribution pro rata in accordance with the number of shares of WorldCom Stock held by each such holder in cash and/or securities or other property having a Fair Value as of the Disposition Date in the aggregate equal to the product of:

                              (x) the Outstanding Interest Fraction with respect
                        to WorldCom Stock as of the record date for determining holders entitled to receive such distribution; and

                              (y) the Fair Value as of the Disposition Date of
                        the Net Proceeds of such Disposition; or

                        (b) (I) subject to the last sentence of this Section
                  4(A)(i), if such Disposition involves all (not merely substantially all) of the businesses, assets, properties and liabilities attributed to the WorldCom Group, redeem or exchange as of the Redemption Date, determined as provided by
                  Section 4(G)(iii)(2), all outstanding shares of WorldCom Stock in


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

                  exchange for, on a pro rata basis, cash and/or securities (other than shares of a series of common stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to the product of:

                              (x) the Outstanding Interest Fraction with respect
                        to WorldCom Stock as of the record date for determining holders entitled to receive such distribution; and

                              (y) the Fair Value of the Disposition Date of the
                        Net Proceeds of such Disposition; or

                        (II) subject to the last sentence of this Section
                  4(A)(i), if such Disposition involves substantially all (but not all) of the businesses, assets, properties and liabilities attributed to the WorldCom Group, redeem or exchange as of the Redemption Date, determined as provided by Section 4(G)(iv)(2), the number of whole shares of WorldCom Stock equal to the lesser of:

                              (x) the number of shares of WorldCom Stock
                        outstanding; and

                              (y) such number of shares of WorldCom Stock as
                        have in the aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the 51st Trading Day immediately succeeding the Disposition Date closest to the product of:

                                    (AA) the Outstanding Interest Fraction with
                              respect to WorldCom Stock as of the record date for determining such shares selected for redemption or exchange; and

                                    (BB) the Fair Value as of the Disposition
                              Date of the Net Proceeds of such Disposition,

in exchange for, on a pro rata basis, cash and/or securities (other than shares of a series of the Corporation's common stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to such product; or

            (2) declare that each outstanding share of MCI Stock shall be converted as of the Conversion Date, determined as provided by Section 4(G)(v)(2), into a number of fully paid and nonassessable shares of WorldCom Stock, equal to the ratio, rounded to the nearest 1/10,000 (.0001), of the average Market Value of one share of MCI Stock over the period of ten consecutive Trading Days beginning on the 51st Trading Day following the Disposition Date to the average Market Value of one share of WorldCom Stock during such ten-Trading Day period.

Notwithstanding the foregoing provisions of this Section 4(A)(i), the Corporation shall redeem or exchange shares of WorldCom Stock as provided by
Section 4(A)(i)(1)(b)(I) or (II) only if the


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amount to be paid in redemption or exchange of such stock is less than or equal to the WorldCom Group Available Distribution Amount as of the Redemption Date.

            (ii) For purposes of this Section 4(A):

                  (1) as of any date, "substantially all of the businesses,
            assets, properties and liabilities" attributed to the WorldCom Group shall mean a portion of such businesses, assets, properties and liabilities that represents at least 80% of the Fair Value of the businesses, assets, properties and liabilities attributed to the WorldCom Group as of such date;

                  (2) in the case of a Disposition of the businesses, assets, properties and liabilities attributed to the WorldCom Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

                  (3) the board of directors may pay any distribution or
            redemption price referred to in Section 4(A)(i)(1) in cash, securities (other than shares of a series of the Corporation's common stock) or other property, regardless of the form or nature of the proceeds of the Disposition.

                  (iii) After the payment of any distribution or redemption
            price with respect to the WorldCom Stock as provided for by Section 4(A)(i)(l), the board of directors may declare that each share of WorldCom Stock remaining outstanding shall be converted as of a Conversion Date, determined as provided by Section 4(G)(v)(2), into a number of fully paid and nonassessable shares of MCI Stock equal to the ratio, rounded to the nearest 1/10,000 (.0001), of the average Market Value of one share of WorldCom Stock during the period of 20 consecutive Trading Days ending on the fifth Trading Day immediately preceding the date of the notice of such conversion required by Section 4(G)(v) to the average Market Value of one share of MCI Stock during such 20-Trading Day period.

            (B) Special Distributions on, and Conversion and Redemption of, MCI Stock If a Disposition of All or Substantially All Assets of the MCI Group Occurs.

            (i) In the event of the Disposition, in one transaction or a series of related transactions (other than in one or a series of Excluded Transactions), by the Corporation and/or its subsidiaries of all or substantially all of the businesses, assets, properties and liabilities attributed to the MCI Group, the Corporation shall, on or prior to the 120th Trading Day after the Disposition Date, as determined by the board of directors in its sole discretion:

                  (1) provided that there are funds legally available for the purpose:

                        (a) subject to compliance with Section 1, pay to the
                  holders of the shares of MCI Stock a distribution pro rata in accordance with the number of shares of MCI Stock held by each such holder, in


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

                  cash and/or securities or other property having a Fair Value as of the Disposition Date in the aggregate equal to the product of:

                              (x) the Outstanding Interest Fraction with respect
                        to MCI Stock as of the record date for determining holders entitled to receive such distribution; and

                              (y) the Fair Value as of the Disposition Date of
                        the Net Proceeds of such Disposition; or

                        (b) (I) subject to the last sentence of this Section
                  4(B)(i), if such Disposition involves all (not merely substantially all) of the businesses, assets, properties and liabilities attributed to the MCI Group, redeem or exchange as of the Redemption Date, determined as provided by Section 4(G)(iii)(2), all outstanding shares of MCI Stock in exchange for, on a pro rata basis, cash and/or securities (other than shares of a series of common stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to the product of:

                              (x) the Outstanding Interest Fraction with respect
                        to MCI Stock as of such Redemption Date; and

                              (y) the Fair Value as of the Disposition Date of
                        the Net Proceeds of such Disposition; or

                        (II) subject to the last sentence of this Section
                  4(B)(i), if such Disposition involves substantially all (but not all) of the businesses, assets, properties and liabilities attributed to the MCI Group, redeem or exchange as of the Redemption Date, determined as provided by Section 4(G)(iv)(2), the number of whole shares of MCI Stock equal to the lesser of:

                              (x) the number of shares of MCI Stock outstanding;
                        and

                              (y) such number of MCI Stock as have in the
                        aggregate an average Market Value during the period of ten consecutive Trading Days beginning on the 51st Trading Day immediately succeeding the Disposition Date closest to the product of:

                                    (AA) the Outstanding Interest Fraction with
                              respect to MCI Stock as of the record date for determining such shares selected for redemption or exchange; and

                                    (BB) the Fair Value as of the Disposition
                              Date of the Net Proceeds of such Disposition,


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

in exchange for, on a pro rata basis, cash and/or securities (other than shares of a series of the Corporation's common stock) or other property having a Fair Value as of the Disposition Date in the aggregate equal to such product; or

                  (2) declare that each outstanding share of MCI Stock shall be converted as of the Conversion Date, determined as provided by
            Section 4(G)(v)(2), into a number of fully paid and nonassessable shares of WorldCom Stock equal to 110% (if the disposition is consummated within three years of the date of the Initial Issuance Date or 100% thereafter), of the ratio, rounded to the nearest 1/10,000 (.0001), of the average Market Value of one share of MCI Stock over the period of ten consecutive Trading Days beginning on the 51st Trading Day following the Disposition Date to the average Market Value of one share of WorldCom Stock during such ten-Trading Day period.

Notwithstanding the foregoing provisions of this Section 4(B)(i), the Corporation shall redeem or exchange shares of MCI Stock as provided by Section 4(B)(i)(1)(b)(I) or (II) only if the amount to be paid in redemption or exchange of such stock is less than or equal to the MCI Group Available Distribution Amount as of the Redemption Date.

            (ii) For purposes of this Section 4(B):

                  (1) as of any date, "substantially all of the businesses,
            assets, properties and liabilities" attributed to the MCI Group shall mean a portion of such businesses, assets, properties and liabilities that represents at least 80% of the Fair Value of the businesses, assets, properties and liabilities attributed to the MCI Group as of such date;

                  (2) in the case of a Disposition of the businesses, assets, properties and liabilities attributed to the MCI Group in a series of related transactions, such Disposition shall not be deemed to have been consummated until the consummation of the last of such transactions; and

                  (3) the board of directors may pay any distribution or
            redemption price referred to in Section 4(B)(i)(1) in cash, securities (other than shares of a series of the Corporation's common stock) or other property, regardless of the form or nature of the proceeds of the Disposition.

            (C) Conversion of MCI Stock at Corporation's Option At Any Time or if a Tax Event Occurs.

            (i) The Board of Directors may at any time declare that each outstanding share of MCI Stock shall be converted, as of the Conversion Date, determined as provided by Section 4(G)(v)(2), into a number of fully paid and nonassessable shares of WorldCom Stock, equal to the applicable percentage set forth in the following sentence of the ratio, rounded to the nearest 1/10,000 (.0001), of the average Market Value of one share of MCI Stock over the period of 20 consecutive Trading Days ending on the fifth Trading Day immediately preceding the date of the notice of conversion required by Section 4(G)(v) to the average Market Value of one share of WorldCom Stock during


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      such 20-Trading Day period. The applicable percentage referred to in the preceding sentence shall equal:

                  (1) prior to the third anniversary of the Initial Issuance
            Date, 110%; and

                  (2) on or after the third anniversary of the Initial Issuance
            Date, 100%.

            (ii) If a Tax Event occurs, the board of directors may at any time declare that each outstanding share of MCI Stock shall be converted, as of the Conversion Date, determined as provided by Section 4(G)(v)(2), into a number of fully paid and nonassessable shares of WorldCom Stock equal to 100% of the ratio, rounded to the nearest 1/10,000 (.0001), of the average Market Value of one share of MCI Stock over the period of 20 consecutive Trading Days ending on the fifth Trading Day immediately preceding the date of the notice of conversion required by Section 4(G)(v) to the average Market Value of one share of WorldCom Stock or Additional Group Stock, as applicable, during such 20-Trading Day period.

            (D) Redemption of WorldCom Stock for WorldCom Subsidiary Stock. At any time at which all of the businesses, assets, properties and liabilities attributed to the WorldCom Group (and no other businesses, assets, properties or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly owned subsidiaries of the Corporation (each, a "WorldCom Subsidiary"), the board of directors may, subject to the satisfaction of such conditions that it determines are appropriate, provided that there are funds legally available for the purpose:

            (i) if neither Group holds an Inter-Group Interest in the other Group, redeem or exchange all of the outstanding shares of WorldCom Stock, on a Redemption Date of which notice is delivered in accordance with
      Section 4(G)(vi), in exchange for all of the shares of common stock of each WorldCom Subsidiary as will be outstanding immediately following such exchange of shares; such shares of common stock of each WorldCom Subsidiary shall be delivered to the holders of shares of WorldCom Stock on the Redemption Date either directly or indirectly through the delivery of shares of another WorldCom Subsidiary that owns directly or indirectly all such shares, and shall be divided among the holders of WorldCom Stock pro rata in accordance with the number of shares of WorldCom Stock held by each such holder on such Redemption Date; each share of common stock of such WorldCom Subsidiary shall be, upon such delivery, fully paid and nonassessable;

            (ii) if the MCI Group holds an Inter-Group Interest in the WorldCom Group, redeem or exchange all of the outstanding shares of WorldCom Stock, on a Redemption Date of which notice is delivered in accordance with
      Section 4(G)(vi), in exchange for the number of shares of common stock of each WorldCom Subsidiary equal to the product of:

                  (x) the Outstanding Interest Fraction with respect to WorldCom
            Stock; and


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                  (y) the number of shares of common stock of such WorldCom
            Subsidiary as will be outstanding immediately following such exchange of shares;

such shares of common stock of each WorldCom Subsidiary shall be delivered to the holders of shares of WorldCom Stock on the Redemption Date either directly or indirectly through the delivery of shares of another WorldCom Subsidiary that owns directly or indirectly all such shares, and shall be divided among the holders of WorldCom Stock pro rata in accordance with the number of shares of WorldCom Stock held by each such holder on such Redemption Date; each share of common stock of such WorldCom Subsidiary shall be, upon such delivery, fully paid and nonassessable; or

            (iii) if the WorldCom Group holds an Inter-Group Interest in the MCI Group, either:

                  (1) redeem or exchange all of the outstanding shares of
            WorldCom Stock, on a Redemption Date of which notice is delivered in accordance with Section 4(G)(vi), in exchange for:

                        (a) all of the shares of common stock of each WorldCom
                  Subsidiary as will be outstanding immediately following such exchange of shares; and

                        (b) with respect to the MCI Group, a number of shares of
                  MCI Stock equal to the related Number of Shares Issuable with Respect to the Inter-Group Interest in the MCI Group held by the WorldCom Group;

such shares of common stock of each WorldCom Subsidiary shall be delivered to the holders of shares of WorldCom Stock on the Redemption Date either directly or indirectly through the delivery of shares of another WorldCom Subsidiary that owns directly or indirectly all such shares, and the shares of common stock of each WorldCom Subsidiary and the shares of MCI Stock equal to the related Number of Shares Issuable with Respect to the Inter-Group Interest in the MCI Group held by the WorldCom Group shall be divided among the holders of WorldCom Stock pro rata in accordance with the number of shares of WorldCom Stock held by each such holder on such Redemption Date; each share of common stock of each WorldCom Subsidiary and share of MCI Stock in respect of such Number of Shares Issuable with Respect to the Inter-Group Interest shall be, upon such delivery, fully paid and nonassessable; or

            (2) (a) redeem or exchange all of the outstanding shares of WorldCom Stock as contemplated by clause (1)(a) above and (b) issue to one or more of the WorldCom Subsidiaries a number of shares of MCI Stock equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in the MCI Group held by the WorldCom Group.

            (E) Redemption of MCI Stock for MCI Subsidiary Stock. At any time at which all of the businesses, assets, properties and liabilities attributed to the MCI Group (and no other businesses, assets, properties or liabilities of the Corporation or any subsidiary thereof) are held directly or indirectly by one or more wholly owned subsidiaries of the Corporation (each, a

"MCI Subsidiary"), the Board of Directors may, subject to the satisfaction of such conditions that it determines are appropriate, provided that there are funds legally available for the purpose:

            (i) if neither Group holds an Inter-Group Interest in the other Group, redeem or exchange all of the outstanding shares of MCI Stock, on a Redemption Date of which notice is delivered in accordance with Section 4(G)(vi), in exchange for all of the shares of common stock of each MCI Subsidiary as will be outstanding immediately following such exchange of shares; such shares of common stock of each MCI Subsidiary shall be delivered to the holders of shares of MCI Stock on the Redemption Date either directly or indirectly through the delivery of shares of another MCI Subsidiary that owns directly or indirectly all such shares, and shall be divided among the holders of MCI Stock pro rata in accordance with the number of shares of MCI Stock held by each such holder on such Redemption Date; each share of common stock of such MCI Subsidiary shall be, upon such delivery, fully paid and nonassessable;

            (ii) if the WorldCom Group holds an Inter-Group Interest in the MCI Group, redeem or exchange all of the outstanding shares of MCI Stock, on a Redemption Date of which notice is delivered in accordance with Section 4(G)(vi), in exchange for the number of shares of common stock of each MCI Subsidiary equal to the product of:

                  (x) the Outstanding Interest Fraction with respect to MCI
            Stock; and

                  (y) the number of shares of common stock of such MCI
            Subsidiary as will be outstanding immediately following such exchange of shares;

such shares of common stock of each MCI Subsidiary shall be delivered to the holders of shares of MCI Stock on the Redemption Date either directly or indirectly through the delivery of shares of another MCI Subsidiary that owns directly or indirectly all such shares, and shall be divided among the holders of MCI Stock pro rata in accordance with the number of shares of MCI Stock held by each such holder on such Redemption Date; each share of common stock of such MCI Subsidiary shall be, upon such delivery, fully paid and nonassessable; or

            (iii) if the MCI Group holds an Inter-Group Interest in the WorldCom Group, either:

                  (1) redeem or exchange all of the outstanding shares of MCI
            Stock, on a Redemption Date of which notice is delivered in accordance with Section 4(G)(vi), in exchange for:

                        (a) all of the shares of common stock of each MCI
                  Subsidiary as will be outstanding immediately following such exchange of shares; and

                        (b) with respect to the WorldCom Group, a number of
                  shares of WorldCom Stock equal to the related Number of Shares Issuable with Respect to the Inter-Group Interest in the WorldCom Group held by the MCI Group;

such shares of common stock of each MCI Subsidiary shall be delivered to the holders of shares of MCI Stock on the Redemption Date either directly or indirectly through the delivery of shares of another MCI Subsidiary that owns directly or indirectly all such shares, and the shares of common stock of each MCI Subsidiary and the shares of common stock of each series equal to the related Number of Shares Issuable with Respect to the Inter-Group Interest in the WorldCom Group held by the MCI Group shall be divided among the holders of MCI Stock pro rata in accordance with the number of shares of MCI Stock held by each such holder on such Redemption Date; each share of common stock of each MCI Subsidiary and share of common stock in respect of such Number of Shares Issuable with Respect to the Inter-Group Interest shall be, upon such delivery, fully paid and nonassessable; or

                  (2) (a) redeem or exchange all of the outstanding shares of
            MCI Stock as contemplated by clause (1)(a) above and (b) issue to one or more of the MCI Subsidiaries a number of shares of WorldCom Stock equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in the WorldCom Group held by the MCI Group.

            (F) Treatment of Convertible Securities. After any Redemption Date or Conversion Date on which all outstanding shares of either WorldCom Stock or MCI Stock are redeemed or converted, any share of any series of common stock of the Corporation that is to be issued on exchange, conversion or exercise of any Convertible Securities shall, immediately upon such exchange, conversion or exercise and without any notice from or to, or any other action on the part of, the Corporation or its board of directors or the holder of such Convertible
Security:

            (i) in the event the shares of such series of common stock outstanding on such Redemption Date were redeemed pursuant to Section 4(A)(i)(1)(b)(I), Section 4(B)(i)(1)(b)(I), Section 4(D) or Section 4(E), be redeemed, to the extent of funds legally available therefor, for $.01 per share in cash for each share of such series of common stock that otherwise would be issued upon such exchange, conversion or exercise; or

            (ii) in the event the shares of such series of common stock outstanding on such Conversion Date were converted into shares of another series of common stock pursuant to Section 4(A)(i)(2), Section 4(A)(iii),
      Section 4(B)(i)(2) or Section 4(C), be converted into the amount of cash and/or the number of shares of the kind of capital stock and/or other securities or property of the Corporation that shares of such series of common stock would have received had such shares been converted and outstanding on such Conversion Date.

The provisions of the immediately preceding sentence of this Section 4 shall not apply to the extent that other adjustments or alternative provisions in respect of such conversion, exchange or redemption of a series of common stock are otherwise made or applied pursuant to the provisions of such Convertible Securities.

            (G) Notice and Other Provisions. (i) Not later than the 45th Trading Day following the Disposition Date referred to in Section 4(A)(i) (in the case of WorldCom Stock) or

Section 4(B)(i) (in the case of MCI Stock), the Corporation shall announce publicly by press release:

            (1) the Net Proceeds of such Disposition;

            (2) the number of shares outstanding of the series of common stock relating to the Group subject to such Disposition;

            (3) the number of shares of such series of common stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof; and

            (4) if applicable for the Group subject to such Disposition, the Outstanding Interest Fraction for the series of common stock relating to such Group on the date of such notice.

Not earlier than the 61st Trading Day and not later than the 65th Trading Day following the Disposition Date, the Corporation shall announce publicly by press release which of the actions specified in Section 4(A)(i) or Section 4(B)(i), as the case may be, it has irrevocably determined to take in respect of such Disposition.

            (ii) If the Corporation determines to pay a distribution pursuant to
      Section 4(A)(i)(1)(a) (in the case of WorldCom Stock) or Section 4(B)(i)(1)(a) (in the case of MCI Stock), the Corporation shall, not later than the 65th Trading Day following the Disposition Date, cause notice to be given to each holder of shares of the series of common stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such series of common stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth:

                  (1) the record date for determining holders entitled to
            receive such distribution, which shall be not earlier than the tenth Trading Day and not later than the 20th Trading Day following the date of such notice;

                  (2) the anticipated payment date of such distribution (which shall not be more than 120 Trading Days following the Disposition
            Date);

                  (3) the type of property to be paid as such distribution in respect of the outstanding shares of such series of common stock;

                  (4) the Net Proceeds of such Disposition;

                  (5) if applicable for the Group subject to such Disposition, the Outstanding Interest Fraction for the series of common stock relating to such Group on the date of such notice;

                  (6) the number of outstanding shares of such series of common stock and the number of shares of such series of common stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof; and

                  (7) in the case of notice to be given to holders of
            Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive such distribution only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence.

            (iii) If the Corporation determines to undertake a redemption pursuant to Section 4(A)(i)(1)(b)(I) (in the case of WorldCom Stock) or
      Section 4(B)(i)(1)(b)(I) (in the case of MCI Stock), the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Redemption Date, cause notice to be given to each holder of shares of the series of common stock relating to the Group subject to the Disposition referred to in such Section and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such series of common stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth:

                  (1) a statement that all shares of such series of common stock outstanding on the Redemption Date shall be redeemed;

                  (2) the Redemption Date (which shall not be more than 120
            Trading Days following the Disposition Date);

                  (3) the type of property in which the redemption price for the shares of such series of common stock to be redeemed is to be paid;

                  (4) the Net Proceeds of such Disposition;

                  (5) if applicable for the Group subject to such Disposition, the Outstanding Interest Fraction for the series of common stock relating to such Group on the date of such notice;

                  (6) the place or places where certificates for shares of such series of common stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of cash and/or securities or other property;

                  (7) the number of outstanding shares of such series of common stock and the number of shares of such series of common stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof;

                  (8) in the case of notice to be given to holders of
            Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date referred to in clause
            (1) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this Section 4 if such holder thereafter converts, exchanges or exercises such Convertible Securities; and

                  (9) a statement to the effect that, except as otherwise
            provided by Section 4(G)(x), distributions on shares of such series of common stock shall cease to be paid as of such Redemption Date.

                        (iv) If the Corporation determines to undertake a
                  redemption pursuant to Section 4(A)(i)(1)(b)(II) (in the case of WorldCom Stock) or Section 4(B)(i)(1)(b)(II) (in the case of MCI Stock), the Corporation shall, not later than the 65th Trading Day following the Disposition Date referred to in such Section, cause notice to be given to each holder of shares of the series of common stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such series of common stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth:

                              (1) a date not earlier than the tenth Trading Day
                        and not later than the 20th Trading Day following the date of such notice on which shares of such series of common stock shall be selected for redemption;

                              (2) the anticipated Redemption Date (which shall
                        not be more than 120 Trading Days following the Disposition Date);

                              (3) the type of property in which the redemption
                        price for the shares of such series of common stock to be redeemed is to be paid;

                              (4) the Net Proceeds of such Disposition;

                              (5) if applicable for the Group subject to such
                        Disposition, the Outstanding Interest Fraction for the series of common stock relating to such Group on the date of such notice;

                              (6) the number of outstanding shares of such
                        series of common stock and the number of shares of such series of common stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof;

                              (7) in the case of notice to be given to holders
                        of Convertible Securities, a statement to the effect that a holder of such Convertible Securities shall be eligible to participate in such selection for redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the record date referred to in clause (1) of this sentence, and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this
                        Section 4 if such holder thereafter converts, exchanges or exercises such Convertible Securities; and

                              (8) a statement that the Corporation will not be
                        required to register a transfer of any shares of such series of common stock for a period of 15 Trading Days next preceding the date referred to in clause (1) of this sentence.

Promptly following the date referred to in clause (1) of the preceding sentence, the Corporation shall cause a notice to be given to each holder of record of shares of such series of common stock to be redeemed setting forth:

                              (1) the number of shares of such series of common
                        stock held by such holder to be redeemed;

                              (2) a statement that such shares of such series of
                        common stock shall be redeemed;

                              (3) the Redemption Date;

                              (4) the kind and per share amount of cash and/or
                        securities or other property to be received by such holder with respect to each share of such series of common stock to be redeemed, including details as to the calculation thereof;

                              (5) the place or places where certificates for
                        shares of such series of common stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of such cash and/or securities or other property;

                              (6) if applicable, a statement to the effect that
                        the shares being redeemed may no longer be transferred on the transfer books of the Corporation after the Redemption Date; and

                              (7) a statement to the effect that, subject to
                        Section 4(G)(x), dividends on such shares of such series of common stock shall cease to be paid as of the Redemption Date.

            (v) If the Corporation determines to convert WorldCom Stock or MCI Stock into the other series of common stock pursuant to Section 4(A)(iii) (in the case of WorldCom Stock) or Section 4(A)(i)(2), Section 4(B)(i)(2),
      Section 4(B)(iii) or Section 4(C) (in the case of MCI Stock), the Corporation shall, not earlier than the 45th Trading Day and not later than the 35th Trading Day prior to the Conversion Date, cause notice to be given to each holder of shares of the series of common stock to be so converted and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such series of common stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) setting forth:

                  (1) a statement that all outstanding shares of such series of common stock shall be converted;

                  (2) the Conversion Date (which, in the case of a conversion after a Disposition, shall not be more than 120 Trading Days following the Disposition Date);

                  (3) the number of shares of the series of common stock to be received with respect to each share of such series of common stock, including details as to the calculation thereof;

                  (4) the place or places where certificates for shares of such series of common stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of such series of common stock;

                  (5) the number of outstanding shares of such series of common stock and the number of shares of such series of common stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof;

                  (6) a statement to the effect that, subject to Section
            4(G)(x), dividends on shares of such series of common stock shall cease to be paid as of such Conversion Date; and

                  (7) in the case of notice to holders of such Convertible
            Securities, a statement to the effect that a holder of such Convertible Securities shall be entitled to receive shares of such series of common stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to such Conversion Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this
            Section 4 if such holder thereafter converts, exchanges or exercises such Convertible Securities.

            (vi) If the Corporation determines to redeem shares of WorldCom Stock pursuant to Section 4(D) or MCI Stock pursuant to Section 4(E), the Corporation shall, not earlier than the 35th Trading Day and not later than the 45th Trading Day prior to the Redemption Date, cause notice to be given to each holder of shares of such series of common stock to be redeemed and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such series of common stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), setting forth:

                  (1) a statement that all shares of such series of common stock outstanding on the Redemption Date shall be redeemed in exchange for shares of common stock of each WorldCom Subsidiary or MCI Subsidiary, as applicable (and, if such redemption is pursuant to Section 4(D)(iii)(1) or Section 4(D)(iv)(l) (in the case of WorldCom Stock) or pursuant to Section 4(E)(iii)(1) or Section

            4(E)(iv)(l) (in the case of MCI Stock), shares of the series of common stock specified in such Sections);

                  (2) if such redemption is conditioned upon the satisfaction of one or more conditions on or prior to the Redemption Date, a description of such conditions and whether such conditions may be waived by the Corporation or another Person;

                  (3) the Redemption Date;

                  (4) if applicable for the series of common stock subject to such redemption, the Outstanding Interest Fraction for such series of common stock on the date of such notice;

                  (5) the place or places where certificates for shares of the series of common stock to be redeemed, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement), are to be surrendered for delivery of certificates for shares of common stock of each WorldCom Subsidiary or MCI Subsidiary, as applicable (and, if such redemption is pursuant to Section 4(D)(iii)(1) or Section 4(D)(iv)(1) (in the case of WorldCom Stock) or pursuant to Section 4(E)(iii)(1) or Section 4(E)(iv)(1) (in the case of MCI Stock), shares of the series of common stock specified in such Sections);

                  (6) a statement to the effect that, subject to Section
            4(G)(x), dividends on shares of such series of common stock shall cease to be paid as of such Redemption Date;

                  (7) the number of outstanding shares of such series of common stock and the number of shares of such series of common stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof; and

                  (8) in the case of notice to holders of Convertible
            Securities, a statement to the effect that a holder of Convertible Securities shall be entitled to receive shares of common stock of each WorldCom Subsidiary or MCI Subsidiary, as applicable (and, if such redemption is pursuant to Section 4(D)(iii)(1) or Section 4(D)(iv)(1) (in the case of a redemption of WorldCom Stock) or pursuant to Section 4(E)(iii)(1) or Section 4(E)(iv)(1) (in the case of a redemption of MCI Stock), shares of the series of common stock specified in such Sections), upon redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the Redemption Date and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or, if applicable, this
            Section 4, if such holder thereafter converts, exchanges or exercises such Convertible Securities.

            (vii) Any notice required to be given each holder of shares of common stock or Convertible Securities pursuant to this Section 4(G) shall be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Corporation or the Corporation's transfer agent or registrar on the record date fixed for such notice. Neither the failure to mail any notice required by this Section 4(G) to any particular holder of the common stock or of Convertible Securities nor any defect therein shall affect the sufficiency thereof with respect to any other holder of outstanding shares of the common stock or of Convertible Securities or the validity of any such redemption or conversion.

            (viii) If less than all of the outstanding shares of either series of common stock are to be redeemed pursuant to Section 4(A)(i)(1)(b)(II) (in the case of WorldCom Stock) or Section 4(B)(i)(1)(b)(Il) (in the case of MCI Stock), the shares to be redeemed by the Corporation shall be selected from among the holders of shares of such series of common stock outstanding at the close of business on the record date for such redemption on a pro rata basis among all such holders or by lot or by such other method as may be determined by the Board of Directors to be equitable.

            (ix) The Corporation shall not be required to issue or deliver fractional shares of any capital stock or of any other securities to any holder of either series of common stock upon any dividend or other distribution, redemption or conversion pursuant to this Section 4. If more than one share of a series of common stock shall be held at the same time by the same holder, the Corporation may aggregate the number of shares of any capital stock that shall be issuable or any other securities or property that shall be distributable in respect of such series to such holder upon any dividend or other distribution, redemption or conversion (including any fractional shares). If there are fractional shares of any capital stock or of any other securities remaining to be issued or distributed to the holders of any series of common stock, the Corporation shall, if such fractional shares are not issued or distributed to the holder, pay cash in respect of such fractional shares in an amount equal to the Fair Value thereof (without interest).

            (x) No adjustments in respect of dividends shall be made upon the redemption or conversion of shares of either series of common stock; provided, however, that if the Redemption Date or Conversion Date, as the case may be, with respect to shares of either series of common stock shall be subsequent to the record date for the payment of a dividend or other distribution thereon or with respect thereto, the holders of such series of common stock at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on or with respect to such shares on the date set for payment of such dividend or other distribution, in each case without interest, notwithstanding the subsequent conversion or redemption of such shares.

            (xi) Before any holder of shares of either series of common stock shall be entitled to receive any cash payment and/or certificates or instruments representing shares of any capital stock and/or other securities or property to be distributed to such holder with respect to such series of common stock pursuant to this Section 4, such holder shall surrender at such place as the Corporation shall specify certificates for such shares of the common stock, properly endorsed or assigned for transfer (unless the Corporation shall waive such requirement). The Corporation shall as soon as practicable after receipt of certificates representing such shares of the common stock deliver to the person for whose account such shares of the common stock were so surrendered, or to such person's nominee or nominees, the cash and/or the certificates or instruments representing the number of whole shares of the kind of capital stock and/or other securities or property to which such person shall be entitled as aforesaid, together with any payment in respect of fractional shares contemplated by Section 4(G)(ix), in each case without interest. If less than all of the shares of either series of common stock represented by any one certificate are to be redeemed, the Corporation shall issue and deliver a new certificate for the shares of such series of common stock not redeemed.

            (xii) From and after any applicable Redemption Date or Conversion Date, as the case may be, all rights of a holder of shares of either series of common stock that were converted or redeemed shall cease except for the right, upon surrender of the certificates representing such shares of the common stock as required by Section 4(G)(xi), to receive the certificates representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were redeemed or converted, together with any payment in respect of fractional shares contemplated by Section 4(G)(ix) and rights to dividends as provided in
      Section 4(G)(x), in each case without interest. No holder of a certificate that immediately prior to the applicable Redemption Date or Conversion Date represented shares of a series of common stock shall be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock or other security or instrument for which such series of common stock was redeemed or converted until the surrender as required by this Section 4 of such certificate in exchange for a certificate or certificates or instrument or instruments representing such capital stock or other security. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable on any class or series of capital stock of the Corporation as of a record date after the Conversion Date, but that were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a Redemption Date or Conversion Date, the Corporation shall be entitled, however, to treat the certificates for a series of common stock that have not yet been surrendered for conversion as evidencing the ownership of the number of whole shares of the kind or kinds of capital stock of the Corporation for which the shares of such series of common stock represented by such certificates shall have been converted, notwithstanding the failure to surrender such certificates.

            (xiii) The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of any shares of capital stock and/or other securities upon redemption or conversion of shares of any series of common stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issuance or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of such series of common stock so redeemed or converted were registered, and no such issuance or delivery shall be made unless the person requesting such issuance or delivery has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

            (xiv) The board of directors may establish such rules and requirements to facilitate the effectuation of the transactions contemplated by this Section 4 as the Board of Directors shall determine to be appropriate.

            Section 5. Inter-Group Interest and Related Transfers Between and Among Groups.

            (A) Changes in Inter-Group Interest. The Number of Shares Issuable with Respect to the Inter-Group Interest in any Issuer Group held by any Holder Group shall from time to time be:

            (i) adjusted, if before such adjustment such number is greater than zero, as determined by the board of directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the series of common stock related to such Issuer Group;

            (ii) decreased (but to not less than zero), if before such adjustment such number is greater than zero, by action of the board of directors by:

                  (1) such the number of shares of the series of common stock related to such Issuer Group issued or sold by the Corporation that, immediately prior to such issuance or sale, was included in the Number of Shares Issuable with Respect to the Inter-Group Interest in such Issuer Group held by such Holder Group;

                  (2) the number of shares of such series of common stock issued upon the conversion, exchange or exercise of any Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number of Shares Issuable with Respect to the Inter-Group Interest in such Issuer Group held by such Holder Group;

                  (3) the number of shares of such series of common stock issued by the Corporation as a share dividend or in connection with any reclassification or exchange of shares, including an exchange offer, to holders of the series of common stock related to such Holder Group;

                  (4) the number of shares of such series of common stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Corporation as a distribution or in connection with any reclassification or exchange of shares, including an exchange offer, to holders of the series of common stock related to such Holder Group;

                  (5) the number of shares (rounded, if necessary, to the
            nearest whole number) of such series of common stock equal to the product of (x) the number of shares of such series of common stock redeemed or exchanged pursuant to Section 4(A)(i)(l)(b)(I) or (II) or Section 4(B)(i)(1)(b)(I) or (II) and (y) a fraction (which may be greater than one), the numerator of which is the Number of Shares Issuable with Respect to the Inter-Group Interest in such Issuer Group held by such Holder Group, and the denominator of which is the number of shares of series of common stock outstanding, in each case, on the record date for determining such shares selected for such redemption or exchange; and

                  (6) the number of shares (rounded, if necessary, to the
            nearest whole number) of such series of common stock equal to the quotient of (x) the aggregate Fair Value as of the date of transfer of (i) businesses, assets (including cash) or properties transferred from such Issuer Group to such Holder Group or (ii) liabilities transferred from such Holder Group to such Issuer Group, in either case, for the purpose of reducing the Number of Shares Issuable with Respect to the Inter-Group Interest in such Issuer Group held by such Holder Group, divided by (y) the average Market Value of one share of the series of common stock related to such Issuer Group during the period of 20 consecutive Trading Days ending on the date of such contribution or transfer,

            (iii) increased by action of the Board of Directors by:

                  (1) the number of outstanding shares of the series of common stock related to such Issuer Group repurchased by the Corporation for consideration that was attributed as an asset as provided by
            Section 7(O) or 7(CC) to such Holder Group;

                  (2) the number of shares of such series of common stock equal to the product of (x) the quotient of (i) the number of shares of such series of common stock issued by the Corporation as a share dividend or in connection with any reclassification to holders of such series of common stock divided by (ii) the number of shares of such series of common stock outstanding on the record date for such share dividend or reclassification and (y) the Number of Shares Issuable with Respect to the Inter-Group Interest in such Issuer Group on such record date;

                  (3) the number of shares of such series of common stock into or for which Convertible Securities attributed as a liability to, or equity interest in, such Issuer Group are deemed converted, exchanged or exercised by such Holder Group pursuant to Section 5(C); and

                  (4) the number of shares (rounded to the nearest whole number)
            of such series of common stock equal to the quotient of (x) the aggregate Fair Value as of the date of (i) contribution of businesses, assets (including cash) or properties transferred from such Holder Group to such Issuer Group or (ii) transfer of liabilities from such Issuer Group to such Holder Group, in consideration of an increase in the Number of Shares Issuable with Respect to the Inter-Group Interest in such Issuer Group held by such Holder Group, divided by (y) the average Market Value of one share of the series of common stock related to such Issuer Group during the period of 20 consecutive Trading Days ending on the date of such contribution or transfer;

            (iv) increased or decreased under such other circumstances as the board of directors determines appropriate to reflect the economic substance of any other event or circumstance; provided that, in each case, the adjustment shall be made in a manner that is fair and equitable to holders of common stock and intended to reflect the relative economic interest in one Group held by the other Group.

            (B) Reattribution Upon Certain Distributions.

            (i) If the Corporation shall make a distribution with respect to shares of either series of common stock (payable in consideration other than securities of the Corporation), effective on the payment date of such distribution, the Holder Group holding an Inter-Group Interest in the Issuer Group in respect of which such distribution has been paid shall be attributed as an asset an amount of assets or properties, previously attributed to such Issuer Group, of the same kind as were paid in such distribution, as have a Fair Value on the record date for such distribution equal to the product of:

                  (1) the Fair Value on such record date of the aggregate
            distribution to holders of shares of such series of common stock;
            and

                  (2) a fraction (which may be greater than one), the numerator of which is equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in such Issuer Group held by such Holder Group and the denominator of which is equal to the number of outstanding shares of the series of common stock related to such Issuer Group, in each case, on the record date for such distribution.

            (ii) If the Corporation shall make a distribution with respect to shares of either series of common stock payable in securities of the Corporation that are attributed to the related Issuer Group as a liability of, or an equity interest in, such Issuer Group, the Holder Group holding an Inter-Group Interest in such Issuer Group shall be attributed as assets the number or amount of such securities equivalent to such liability or equity interest that is equal to the product of:

                        (x) the number or amount of securities so distributed to
                  holders of outstanding shares of the series of common stock related to such Issuer Group; and

                        (y) a fraction (which may be greater than one), the
                  numerator of which is equal to the Number of Shares Issuable with Respect to the Inter-Group Interest in such Issuer Group held by such Holder Group and the denominator of which is equal to the number of outstanding shares of the series of common stock related to such Issuer Group, in each case, on the record date for such dividend or other distribution;

and, to the extent interest is or distributions are paid on the securities so distributed, the Holder Group shall be attributed at the time of such payment a corresponding ratable amount of the kind of assets paid as such interest or distributions as would have been paid in respect of such securities so deemed to be held by such Holder Group if such securities were outstanding.

            (C) Deemed Conversion of Certain Convertible Securities Held by the Holder Group. To the extent Convertible Securities are paid as a distribution to the holders of either series of common stock, the Corporation may (in addition to making an adjustment pursuant to Section 5(B)(ii)) when at any time such Convertible Securities are convertible into or exchangeable or exercisable for shares of such series of common stock, treat such Convertible Securities as converted, exchanged or exercised for purposes of determining the increase in the Number of Shares Issuable with Respect to the Inter-Group Interest in such Issuer Group pursuant to Section 5(A)(iii)(3), and must do so to the extent such Convertible Securities are mandatorily converted, exchanged or exercised (and to the extent the terms of such Convertible Securities require payment of consideration for such conversion, exchange or exercise, such Holder Group shall then no longer be attributed as an asset an amount of the kind of assets or properties required to be paid as such consideration for the amount of Convertible Securities deemed converted, exchanged or exercised (and such Issuer Group shall be attributed such assets or properties)), in which case, from and after such time, the shares of common stock into or for which such Convertible Securities were so considered converted, exchanged or exercised shall be deemed held by such Holder Group and such Convertible Securities shall no longer be deemed to be held by such Holder Group. A statement setting forth the election to effectuate any such deemed conversion, exchange or exercise of Convertible Securities and the assets or properties, if any, to be attributed to the other Group in consideration of such conversion, exchange or exercise shall be filed in the records of the actions of the board of directors and, upon such filing, such deemed conversion, exchange or exercise shall be effectuated.

            (D) Permitted Inter-Group Interests. Either Group may hold an Inter-Group Interest in the other Group; provided that neither Group may hold an Inter-Group Interest in the other Group if, immediately after the creation of such Inter-Group Interest, the Groups would hold Inter-Group Interests in each other.

            Section 6. Application of the Provisions of Section A of Article 4.

            (A) Certain Determinations by the Board of Directors. The board of directors shall make such determinations with respect to (a) the businesses, assets, properties and liabilities to be attributed to the WorldCom Group and the MCI Group, (b) the application of the provisions of these Second Amended and Restated Articles of Incorporation to transactions to be engaged in by the Corporation and (c) the voting powers, preferences, designations, rights, qualifications, limitations or restrictions of either series of common stock or of the holders thereof, as may be or become necessary or appropriate to the exercise of, or to give effect to, such voting powers, preferences, designations, rights, qualifications, limitations or restrictions, including, without limiting the foregoing, the determinations referred to in this Section
6. A record of any such determination shall be filed with the records of the actions of the board of directors.

            (i) Upon any acquisition by the Corporation or its subsidiaries of any businesses, assets or properties, or any assumption of liabilities, outside of the ordinary course of business of either Group, the board of directors shall determine whether such businesses, assets, properties and liabilities (or an interest therein) shall be for the benefit of the WorldCom Group or the MCI Group or both and, accordingly, shall be attributed to such Group or Groups, in accordance with Section 7(O) or 7(CC), as the case may be.

            (ii) Upon any issuance of shares of any series of common stock at a time when the Number of Shares Issuable with Respect to the Inter-Group Interest in the Issuer Group related to such series is greater than zero, the Board of Directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether all or any part of the shares of such series so issued shall reduce such Number of Shares Issuable with Respect to the Inter-Group Interest.

            (iii) Upon any issuance by the Corporation or any subsidiary thereof of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of either series of common stock, if at the time such Convertible Securities are issued the Number of Shares Issuable with Respect to the Inter-Group Interest in the Issuer Group related to such series is greater than zero, the board of directors shall determine, based on the use of the proceeds of such issuance and any other relevant factors, whether, upon conversion, exchange or exercise thereof, the issuance of shares of such series of common stock pursuant thereto shall, in whole or in part, reduce such Number of Shares Issuable with Respect to the Inter-Group Interest.

            (iv) Upon any issuance of any shares of preferred stock (or stock other than common stock) of any series, the board of directors shall attribute, based on the use of proceeds of such issuance of shares of preferred stock (or stock other than common stock) in the business of either Group and any other relevant factors, the shares so issued entirely to the WorldCom Group, entirely to the MCI Group, or partly to both Groups, in such proportion as the Board of Directors shall determine.

            (v) Upon any redemption or repurchase by the Corporation or any subsidiary thereof of shares of preferred stock (or stock other than common stock) of any class or series or of other securities or debt obligations of the Corporation, the board of directors shall determine, based on the property used to redeem or purchase such shares, other securities or debt obligations, which, if any, of such shares, other securities or debt obligations redeemed or repurchased shall be attributed to the WorldCom Group, to the MCI Group, or both, and, accordingly, how many of the shares of such series or class of preferred stock (or stock other than common stock) or of such other securities, or how much of such debt obligations, that remain outstanding, if any, are thereafter attributed to each Group.

            (vi) Upon any transfer to either Group of businesses, assets, properties or liabilities attributed to either Group to the other Group, the consideration therefor to be attributed to the transferring Group in exchange therefor, including, without limitation, cash, securities or other property of such other Group or, if permitted by Section 5(D), a decrease or an increase in the Number of Shares of Shares Issuable with Respect to the Inter-Group Interest in such other Group, as described in
      Section 5(A)(ii)(6) or Section 5(A)(iii)(4).

            (B) Certain Determinations Not Required. Notwithstanding the foregoing provisions of this Section 6 or any other provision in these Second Amended and Restated Articles of Incorporation, at any time when there are not outstanding more than one series of common stock (or Convertible Securities convertible into or exchangeable or exercisable for more than one series of common stock), the Corporation need not:

            (i) attribute any of the businesses, assets, properties or liabilities of the Corporation or any of its subsidiaries to the WorldCom Group or the MCI Group; or

            (ii) make any determination required in connection therewith, nor shall the board of directors be required to make any of the determinations otherwise required by this Section A of Article 4, and in such circumstances the holders of the shares of WorldCom Stock and MCI Stock outstanding, as the case may be, shall (unless otherwise specifically provided in these Second Amended and Restated Articles of Incorporation) be entitled to all the voting powers, preferences, designations, rights, qualifications, limitations or restrictions of common stock of the Corporation.

            (C) Board Determinations Binding. Any determinations made in good faith by the board of directors of the Corporation under any provision of this
Section 6 or otherwise in furtherance of the application of this Article 4A shall be final and binding on all shareholders.

            Section 7. Certain Definitions and Rules of Interpretation. As used in this Section A of Article 4, the following terms shall have the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless the context otherwise requires. For purposes of this Section A of Article 4, the WorldCom Stock, when issued, shall be considered issued in respect of or related to the WorldCom Group, and the MCI Stock, when issued, shall be considered issued in respect of or related to the MCI Group. As used in this Section 7, a "contribution" or "transfer" of businesses, assets, properties or liabilities from one Group to the other shall refer to the reattribution of such businesses, assets, properties or liabilities from the contributing or transferring Group to the other Group and correlative phrases shall have correlative meanings.

            (A) "Available Distribution Amount" shall mean, as the context requires, a reference to the WorldCom Group Available Distribution Amount and MCI Group Available Distribution Amount.

            (B) "Conversion Date" shall mean the date fixed by the board of directors as the effective date for the conversion of shares of WorldCom Stock into shares of MCI Stock or shares of MCI Stock into shares of WorldCom Stock, as shall be set forth in the notice to holders of shares of the series of common stock subject to such conversion and to holders of any Convertible Securities that are convertible into or exchangeable or exercisable for shares of the series of common stock subject to such conversion requirements pursuant to
Section 4(G)(v).

            (C) "Convertible Securities" shall mean, at any time, any securities of the Corporation or of any subsidiary thereof (other than shares of common stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of any series of common stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, but in respect of antidilution provisions of such securities only upon the effectiveness thereof.

            (D) "Disposition" shall mean a sale, conveyance, assignment or other disposition (whether by merger, share exchange, sale or contribution of assets or stock or otherwise) of businesses, assets (including stock, other securities and goodwill), properties or liabilities.

            (E) "Disposition Date," with respect to the WorldCom Group or the MCI Group, shall mean the date of consummation of the Disposition of such Group referred to in Section 4(A)(i) or Section 4(C)(i), as applicable.

            (F) "Distribution" shall mean a direct or indirect transfer of money or other property (except its own shares or rights to acquire its own shares) or incurrence of indebtedness by the Corporation to or for the benefit of its shareholders in respect of any of its shares. A distribution may be in the form of: (i) a declaration or payment of a dividend; (ii) a purchase, redemption, or other acquisition of shares; (iii) a distribution of indebtedness, or otherwise; provided that for purposes of this Section A of Article 4 a distribution shall not include (x) payments made pursuant to Section 3 or (y) for purposes of Section l(C)(v) and I(C)(vi), a repurchase of shares of common stock.

            (G) "Excluded Transaction" shall mean, with respect to the WorldCom Group or the MCI Group, as applicable:

            (i) the Disposition by the Corporation of all or substantially all of its businesses, assets, properties and liabilities in one transaction or a series of related transactions in connection with the dissolution of the Corporation and the distribution of assets to shareholders as referred to in Section 3;

            (ii) the Disposition of the businesses, assets, properties and liabilities of such Group as contemplated by Section 4(D) or 4(E) or otherwise (x) to all holders of shares of the series of common stock related to such Group, divided among such holders on a pro rata basis in accordance with the number of shares of common stock of such series outstanding or (y) if the Number of Shares Issuable with Respect to the Inter-Group Interest in such Group is greater than zero, to all holders of shares of the series of common stock related to such Group and the Corporation or subsidiaries thereof, divided among such holders and the Corporation or subsidiaries thereof on a pro rata basis in accordance with the number of shares of common stock of such series outstanding and the Number of Shares Issuable with Respect to the Inter-Group Interest in such Group;

            (iii) the Disposition to any person or entity controlled (as determined by the board of directors) by the Corporation;

            (iv) the Disposition in connection with a Related Business Transaction in respect of such Group; or

            (v) a Disposition conditioned upon the approval of the holders of common stock related to such Group, voting as a separate voting group.

            (H) "Fair Value" shall mean:

            (i) in the case of equity securities or debt securities of a class or series that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such Market Value, as so defined, can be determined);

            (ii) in the case of an equity security or debt security that has not been Publicly Traded for at least 15 months or the Market Value of which cannot be determined, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the board of directors, or, if no such investment banking firm is, as determined in the good faith judgment of the board of directors, available to make such determination, in good faith by the board of directors;

            (iii) in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in The Wall Street Journal on the date for the determination of Fair Value or, if not so published, at such rate as shall be determined in good faith by the board of directors based upon such information as the board of directors shall in good faith determine to be appropriate; and

            (iv) in the case of property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the board of directors based upon such appraisals, valuation reports or opinions of such experts as the board of directors shall in good faith determine to be appropriate.

Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the board of directors.

            (I) "Group" shall mean, as of any date, the WorldCom Group or the MCI Group.

            (J) "Holder Group" shall mean any Group which holds or, as a result of the issuance of Convertible Securities, may hold an Inter-Group Interest in the other Group.

            (K) "Initial Issuance Date" shall mean the date of first issuance of WorldCom Stock and MCI Stock.

            (L) "Inter-Group Interest" shall mean, as of any date, the Number of Shares Issuable with Respect to the Inter-Group Interest in either Issuer Group that are held or permitted to be held, as applicable, as of such date by the other Holder Group.

            (M) "Issuer Group" shall mean any Group in which the other Group holds or, as a result of the issuance of Convertible Securities, may hold an Inter-Group Interest.

            (N) "Market Value" shall mean, with respect to a share of any class or series of capital stock of the Corporation on any day,

            (i) average of the high and low reported sales prices of a share of such class or series on such Trading Day, as reported on the Nasdaq National Market; or

            (ii) in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, as reported on the Nasdaq National Market; or

            (iii) if the shares of such class or series are not listed or admitted to trading on the Nasdaq National Market on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading; or

            (iv) if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day, as furnished by any New York Stock Exchange member firm selected from time to time by the Corporation; or

            (v) if such closing bid and asked prices are not made available by any such Nasdaq National Market broker/dealer on such Trading Day, the Fair Value of a share of such class or series as set forth in clause (ii) of the definition of Fair Value;

provided that, for purposes of determining the market value of a share of any class or series of capital stock for any period:

                  (x) the "Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (y)(2) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution; and

                  (y) the "Market Value" of any share of capital stock on any day prior to:

                        (1) the effective date of any subdivision (by stock
                  split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period; or

                        (2) any "ex-dividend" date or any similar date occurring
                  during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock;

shall be appropriately adjusted, as determined by the board of directors, to reflect such subdivision, combination, dividend or distribution.

            (O) "MCI Group" shall mean, as of any date:

            (i) the interest of the Corporation and any of its subsidiaries on such date in all of the businesses, assets, properties and liabilities reflected in the combined financial statements of the MCI Group as of September 30, 2000, which were publicly filed by the Corporation with the Securities and Exchange Commission in Registration Statement on Form S-4, as amended (File No. 333-52920);

            (ii) the interest of the Corporation or any of its subsidiaries in any business, asset or property acquired and any liabilities assumed by the Corporation or any of its subsidiaries and attributed to the MCI Group, as determined by the board of directors as contemplated by Section 6(A);

            (iii) all businesses, assets, properties and liabilities transferred to the MCI Group from the WorldCom Group (other than in a transaction pursuant to clause (v) or (vi) of this Section 7(O)) pursuant to transactions in the ordinary course of business of the MCI Group and the WorldCom Group or otherwise as the board of directors may have directed as permitted by these Second Amended and Restated Articles of Incorporation;

            (iv) a proportionate undivided interest in each and every business, asset, property and liability attributed to the WorldCom Group equal to the Inter-Group Interest in the WorldCom Group held by the MCI Group as of such date;

            (v) all businesses, assets, properties and liabilities transferred to the MCI Group from the WorldCom Group in connection with an increase in the Inter-Group Interest in the MCI Group held by the WorldCom Group;

            (vi) all businesses, assets, properties and liabilities transferred to the MCI Group from the WorldCom Group in connection with a decrease in the Inter-Group Interest in the WorldCom Group held by the MCI Group;

            (vii) any assets (including securities) or properties attributed to the MCI Group pursuant to Section 5(B) or Section 5(C); and

            (viii) all net income and net losses arising in respect of the foregoing and proceeds of the Disposition thereof;

provided that from and after any transfer of any businesses, assets, properties or liabilities from the MCI Group to the WorldCom Group as permitted by these Second Amended and Restated Articles of Incorporation, the MCI Group shall no longer include such businesses, assets, properties or liabilities so contributed or transferred (other than as reflected, to the extent applicable, in respect of such a transfer by the Inter-Group Interest in the WorldCom Group held by the MCI Group).

            (P) "MCI Group Available Distribution Amount" shall mean, on any date the product of:

            (i) the Outstanding Interest Fraction with respect to MCI Stock; and

            (ii) the lesser of:

                  (x) any amount in excess of the minimum amount necessary to pay debts attributed to the MCI Group as they become due in the usual course of business; and

                  (y) the total assets attributed to the MCI Group, less the sum of its total liabilities plus (unless these Second Amended and Restated Articles of Incorporation provide otherwise) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shares of stock attributed to the MCI Group superior to the MCI Stock.

Notwithstanding the foregoing provisions of this Section 7(P), and consistent with Section 6(B), at any time when there are not outstanding both:

            (i) one or more shares of MCI Stock or Convertible Securities convertible into or exchangeable or exercisable for MCI Stock; and

            (ii) one or more shares of WorldCom Stock or Convertible Securities convertible into or exchangeable or exercisable for WorldCom Stock,

the "Available Distribution Amount," on any calculation date during such time period, with respect to the MCI Stock or the WorldCom Stock (depending on which of such series of common stock or Convertible Securities convertible into or exchangeable or exercisable for such series of common stock is outstanding), shall mean the amount available for the payment of dividends on such common stock in accordance with law.

            (Q) "Net Proceeds" shall mean, as of any date with respect to any Disposition of any of the businesses, assets, properties and liabilities attributed to either the WorldCom Group or the MCI Group, an amount, if any, equal to what remains of the gross proceeds of such Disposition after payment of, or reasonable provision is made as determined by the board of directors for:

            (i) any taxes the Corporation estimates will be payable by the Corporation (or which the Corporation estimates would have been payable but for the utilization of tax benefits attributable to the other Group) in respect of such Disposition or in respect of any resulting dividend or redemption pursuant to Section 4(A)(i)(l)(a), Section 4(A)(i)(1)(b),
      Section 4(B)(i)(1)(a) or Section 4(B)(i)(l)(b);

            (ii) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses; and

            (iii) any liabilities (contingent or otherwise) of or attributed to such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Corporation incurred in connection with the Disposition or otherwise, and any liabilities for future purchase price adjustments and any preferential


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

      amounts plus any accumulated and unpaid dividends in respect of the preferred stock attributed to such Group.

For purposes of this definition, any businesses, properties and assets attributed to the Group, the businesses, assets, properties and liabilities of which are subject to such Disposition, remaining after such Disposition shall constitute "reasonable provision" for such amount of taxes, costs and liabilities (contingent or otherwise) as the Board of Directors determines can be expected to be supported by such businesses, properties and assets.

            (R) "Number of Shares Issuable with Respect to the Inter-Group Interest" shall mean with respect to any Issuer Group, a number of shares of the series of common stock related to such Issuer Group that are deemed to be held by a Holder Group. The Number of Shares Issuable with Respect to the Inter-Group Interest with respect to the WorldCom Stock and MCI Stock shall initially each be zero and in each case shall be adjusted, increased or decreased from time to time pursuant to Section 5.

            (S) "Outstanding Interest Fraction" shall mean, as of any date with respect to WorldCom Stock or MCI Stock, the fraction (which may simplify to 1/1), the numerator of which shall be the number of outstanding shares of such series of common stock on such date and the denominator of which shall be the sum of the number of outstanding shares of such series of common stock on such date and the Number of Shares Issuable with Respect to the Inter-Group Interest in the Group related to such series of common stock on such date. A statement setting forth the Outstanding Interest Fraction for any series of common stock as of the record date for the payment of any distribution or share dividend on any series of common stock shall be filed by the secretary of the Corporation in the records of the actions of the board of directors not later than ten days after such date.

            (T) "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

            (U) "Publicly Traded" shall mean, with respect to any security:

            (i) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law); and

            (ii) listed for trading on the New York Stock Exchange or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), that is the successor to either such exchange) or quoted in the Nasdaq National Market (or any successor market system).

            (V) "Redemption Date" shall mean the date fixed by the board of directors as the effective date for a redemption of shares of any series of common stock, as set forth in a notice to holders thereof required pursuant to
Section 4(G)(iii), Section 4(G)(iv) or Section 4(G)(vi).


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

            (W) "Related Business Transaction" shall mean any Disposition of all or substantially all of the businesses, assets, properties and liabilities attributed to the WorldCom Group or the MCI Group, as the case may be, in a transaction or series of related transactions that result in the Corporation, one or more of its Subsidiaries or the holders of common stock receiving in consideration of such businesses, assets, properties and liabilities primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which:

            (i) acquires such assets or properties or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such assets or properties or controls such acquiror or successor; and

            (ii) the board of directors determines is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Group prior to such Disposition.

            (X) "Share dividend" shall have the meaning contained in the Georgia Business Corporation Code, as in effect on the Initial Issuance Date.

            (Y) "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or partnership 50% or more of whose outstanding voting securities or membership or partnership interests, as the case may be, are, directly or indirectly, owned by such Person.

            (Z) "Substantially all of the businesses, assets, properties and liabilities" shall have the meaning specified in Section 4(A)(ii) or Section 4(B)(ii), as applicable.

            (AA) "Tax Event" shall mean receipt by the Corporation of an opinion of its tax counsel to the effect that, as a result of any amendment to, clarification of, or change or proposed change in, the laws (or any interpretation or application of the laws) of the United States or any political subdivision or taxing authority thereof or therein (including, but not limited to, the enactment of any legislation, the publication of any judicial or regulatory decision, determination or pronouncement or any announced proposed change in law by an applicable legislative committee or the chair thereof), regardless of whether such amendment, clarification, change or proposed change is issued to or in connection with a proceeding involving the Corporation, the WorldCom Group or the MCI Group and whether or not subject to appeal, there is more than an insubstantial risk that:

            (i) for tax purposes, any issuance of WorldCom Stock or MCI Stock would be treated as a sale or other taxable disposition by the Corporation or any of its subsidiaries of any of the assets, operations or relevant subsidiaries to which the WorldCom Stock or MCI Stock relates;

            (ii) the issuance or existence of WorldCom Stock or MCI Stock would subject the Corporation, its subsidiaries or affiliates, or any of their respective successors or shareholders to the imposition of tax or to other adverse tax consequences; or

            (iii) for tax purposes, either WorldCom Stock or MCI Stock is not or, at any time in the future will not be, treated solely as common stock of the Corporation.

For purposes of rendering such opinion, tax counsel shall assume that any legislative or administrative proposals will be adopted or enacted as proposed.

            (BB) "Trading Day" shall mean each weekday other than any day on which the relevant series of common stock is not traded on any national securities exchange or quoted on the Nasdaq National Market or otherwise in the over-the-counter market.

            (CC) "WorldCom Group" shall mean, as of any date:

            (i) the interest of the Corporation and any of its subsidiaries on such date in all of the businesses, assets, properties and liabilities of the Corporation and any of its subsidiaries (and any successor companies), other than any businesses, assets, properties and liabilities attributed in accordance with these Second Amended and Restated Articles of Incorporation to the MCI Group pursuant to Section 7(O)(i);

            (ii) the interest of the Corporation or any of its subsidiaries in any business, asset or property acquired and any liabilities assumed by the Corporation or any of its subsidiaries and attributed to the WorldCom Group, as determined by the board of directors as contemplated by Section 6(A);

            (iii) all businesses, assets, properties and liabilities transferred to the WorldCom Group from the MCI Group (other than in a transaction pursuant to clause (v) and (vi) of this Section 7(CC)) pursuant to transactions in the ordinary course of business of the WorldCom Group and the MCI Group or otherwise as the board of directors may have directed as permitted by these Second Amended and Restated Articles of Incorporation;

            (iv) a proportionate undivided interest in each and every business, asset, property and liability attributed to the MCI Group equal to the Inter-Group Interest in the MCI Group held by the WorldCom Group as of such date;

            (v) all businesses, assets, properties and liabilities transferred to the WorldCom Group from the MCI Group in connection with an increase in the Inter-Group Interest in the WorldCom Group held by the MCI Group;

            (vi) all businesses, assets, properties and liabilities transferred to the WorldCom Group from the MCI Group in connection with a decrease in the Inter-Group Interest in the MCI Group held by the WorldCom Group;

            (vii) any assets (including securities) or properties attributed to the WorldCom Group pursuant to Section 5(B) or Section 5(C); and

            (viii) all net income and net losses arising in respect of the foregoing and proceeds of the Disposition thereof;


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

provided that from and after any transfer of any businesses, assets, properties or liabilities from the WorldCom Group to the MCI Group as permitted by these Second Amended and Restated Articles of Incorporation, the WorldCom Group shall no longer include such businesses, assets, properties or liabilities so contributed or transferred (other than as reflected, to the extent applicable, in respect of such a transfer by the Inter-Group Interest in the MCI Group held by the WorldCom Group).

            (DD) "WorldCom Group Available Distribution Amount" shall mean, on any date, the product of:

            (i) the Outstanding Interest Fraction with respect to WorldCom Stock; and

            (ii) the lesser of:

                        (x) any amount in excess of the minimum amount necessary
                  for the WorldCom Group to pay debts attributed to the WorldCom Group as they become due in the usual course of business; and

                        (y) the total assets attributed to the WorldCom Group,
                  less the sum of its total liabilities plus (unless these Second Amended and Restated Articles of Incorporation provide otherwise) the amount that would be needed if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shares of stock attributed to the WorldCom Group superior to the WorldCom Stock.

Notwithstanding the foregoing provisions of this Section 7(DD), and consistent with Section 6(B), at any time when there are not outstanding both:

            (i) one or more shares of WorldCom Stock or Convertible Securities convertible into or exchangeable or exercisable for WorldCom Stock; and

            (ii) one or more shares of MCI Stock or Convertible Series convertible into or exchangeable or exercisable for MCI Stock,

the "Available Distribution Amount," on any calculation date during such time period, with respect to the WorldCom Stock or the MCI Stock (depending on which of such series of common stock or Convertible Securities convertible into or exchangeable or exercisable for such series of common stock is outstanding), shall mean the amount available for the payment of dividends on such common stock in accordance with law.

            Section 8. Severability of Provisions. If any term of any provision with respect to voting powers, preferences, designations, rights, qualifications, limitations or restrictions of the WorldCom Stock or the MCI Stock set forth in this Section A of Article 4 (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms and provisions with respect to voting powers, preferences, designations, rights, qualifications, limitations or restrictions of the WorldCom Stock or the MCI Stock set forth in this Section A of Article 4 (as it may be amended from time to time) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences, designations, rights, qualifications, limitations or restrictions of such series shall, nevertheless, remain in full force and effect, and no term of such series of common stock herein set forth shall be deemed dependent upon any other terms with respect to such voting powers, preferences, designations, rights, qualifications, limitations or restrictions of the WorldCom Stock or the MCI Stock unless so expressed herein.


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